Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of MINEBEA MITSUMI Inc. on Form 20-F for the year ended March 31, 2017 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Yoshihisa Kainuma, the Representative Director, CEO & COO and Hiromi Yoda, Director and Senior Managing Executive Officer of MINEBEA MITSUMI Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MINEBEA MITSUMI Inc.

Date: July 26, 2017

By:	/s/ Yoshihisa Kainuma
	Name:	Yoshihisa Kainuma
	Title:	Representative Director, CEO & COO

By:	/s/ Hiromi Yoda
	Name:	Hiromi Yoda
	Title:	Director, Senior Managing Executive Officer (Chief Financial Officer)